As filed with the Securities and Exchange Commission on September 14, 2004	Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NOBLE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	73-0785597
(State or other jurisdiction	(I.R.S. Employer Identification No.)
of incorporation or organization)

100 Glenborough, Suite 100
Houston, Texas	77067
(Address of Principal Executive Offices)	(Zip Code)

NOBLE ENERGY, INC.
THRIFT AND PROFIT SHARING PLAN
(Full title of the plan)

James L. McElvany	Copy to:
Chief Financial Officer	Joe Dannenmaier
Noble Energy, Inc.	Christi Hollingsworth
100 Glenborough, Suite 100	Thompson & Knight LLP
Houston, Texas 77067	1700 Pacific Avenue, Suite 3300
(Name and address of agent for service)	Dallas, Texas 75201
(214) 969-1700
(281) 872-3100
(Telephone number, including
area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of	Amount	Proposed maximum	Proposed
securities to	to be	offering price	maximum aggregate	Amount of
be registered	registered(1)	per share(2)	offering price(2)	registration fee
Common Stock, $3.33 1/3 par value per share	1,000,000 shares(2)	$53.70	$53,700,000	$6,803.79

(1) Pursuant to Rule 416 under the Securities Act, shares issuable upon any stock split, stock dividend or similar transaction with respect to these shares are also being registered hereunder.

(2) Estimated solely for the purpose of determining the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended (the “Securities Act”), on the basis of the average of the high and low sales prices of the Common Stock reported on the New York Stock Exchange on September 3, 2004.

(3) In addition, pursuant to Rule 416(c) of the Securities Act, this Registration Statement covers an indeterminate amount of plan interests to be offered or sold pursuant to the employee benefit plan described herein.

PART I
PART II
Item 8. Exhibits
SIGNATURES
INDEX TO EXHIBITS
Thrift and Profit Sharing Plan
Opinion of Thompson & Knight LLP
Consent of KPMG LLP
Consent of Ernst & Young LLP

PART I

INCORPORATION OF CONTENTS OF PRIOR
REGISTRATION STATEMENTS

     The contents of Registration Statement No. 2-66654 relating to the Noble Energy, Inc. Thrift and Profit Sharing Plan (the “Plan”) filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on February 12, 1980 (collectively, the “Prior Registration Statement”), including all amendments and exhibits thereto, are incorporated herein by reference pursuant to General Instruction E to Form S-8. The purpose of this Registration Statement is to register 1,000,000 additional shares of Common Stock of the Registrant for offer and sale pursuant to the Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits

     In addition to the exhibits incorporated herein by reference to the exhibits filed with or incorporated by reference into the Prior Registration Statement, the following documents are filed as exhibits to this Registration Statement:

4.1	Noble Energy, Inc. Thrift and Profit Sharing Plan, as amended

5.1	Opinion of Thompson & Knight LLP, regarding 1,000,000 shares of Common Stock

23.1	Consent of KPMG LLP

23.2	Consent of Ernst & Young LLP

23.3	Consent of counsel (included in the opinion of Thompson & Knight LLP, filed herewith as Exhibit 5.1)

24.1	Power of Attorney (included on the signature page of this Registration Statement)

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on September 14, 2004.

NOBLE ENERGY, INC.
By:
Charles D. Davidson
President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. The undersigned persons hereby constitute and appoint Charles D. Davidson and James L. McElvany, or either of them, as their true and lawful attorneys-in-fact with full power to execute in their names and on their behalf, in the capacities indicated below, any and all amendments to this Registration Statement and the Prior Registration Statement filed with the Securities and Exchange Commission and hereby ratify and confirm all that such attorneys-in-fact shall lawfully do or cause to be done by virtue hereof.

Signature	Capacity in Which Signed	Date

/s/ Charles D. Davidson	President, Chief Executive Officer and	September 14, 2004
Chairman of the Board (principal
Charles D. Davidson	executive officer)

/s/ James L. McElvany	Chief Financial Officer, Senior Vice	September 14, 2004
President and Treasurer (principal
James L. McElvany	financial and accounting officer)

/s/ Michael A. Cawley	Director	September 14, 2004

Michael A. Cawley

/s/ Edward F. Cox	Director	September 14, 2004

Edward F. Cox

/s/ Kirby L. Hedrick	Director	September 14, 2004

Kirby L. Hedrick

/s/ Dale P. Jones	Director	September 14, 2004

Dale P. Jones

/s/ Bruce A. Smith	Director	September 14, 2004

Bruce A. Smith

INDEX TO EXHIBITS

Exhibit Number	Exhibit

4.1	Noble Energy, Inc. Thrift and Profit Sharing Plan, as amended

5.1	Opinion of Thompson & Knight LLP, regarding 1,000,000 shares of Common Stock

23.1	Consent of KPMG LLP

23.2	Consent of Ernst & Young LLP

23.3	Consent of counsel (included in the opinion of Thompson & Knight LLP, filed herewith as Exhibit 5.1)

24.1	Power of Attorney (included on the signature page of this Registration Statement)